PRICING SUPPLEMENT NO. 97                                      Rule 424(b)(3)
DATED: December 23, 1997                                    File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $20,000,000   Floating Rate Notes [x]   Book Entry Notes [x]

Original Issue Date: 12/23/97   Fixed Rate Notes [_]      Certificated Notes [_]

Maturity Date: 12/23/98

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                           Optional               Optional
                      Redemption           Repayment              Repayment
Redeemable On         Price(s)             Date(s)                Price(s)
-------------         ----------           ----------             ----------
N/A                   N/A                  N/A                    N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Daily

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[_]         LIBOR Telerate

[x]         Prime Rate

[_]         CMT Rate

Initial Interest Rate: ***                    Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus): -2.77%
---------------------------------------

*        Daily on each Business Day.

**       3/23/98, 6/23/98, 9/23/98 and 12/23/98.

***      The Prime Rate as of December 23, 1997, minus 277 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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